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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Orchid BioSciences, Inc.
(609) 750-2200
Tracy J. Henrikson
Director, Corporate Communications

                 ORCHID BIOSCIENCES APPOINTS ANDREW P. SAVADELIS
                             CHIEF FINANCIAL OFFICER

PRINCETON, N.J., Oct. 2, 2002 -- Orchid BioSciences, Inc. (Nasdaq: ORCH) today announced that it has appointed Andrew P. Savadelis to the position of chief financial officer and senior vice president of finance to fortify its management team as the company implements its strategic and operational plans through 2003. Mr. Savadelis fills the position previously held by Donald R. Marvin, who has served in the dual roles of chief financial officer for Orchid BioSciences and as general manager of Orchid Diagnostics. Mr. Marvin will continue as head of Orchid Diagnostics, focusing his full attention on the ongoing development and growth of this strategic business unit.

"Our appointment of a new chief financial officer reflects Orchid's ongoing progress in its commitment to continue our strong growth and achieve profitability by the end of next year," said Dale R. Pfost, Ph.D., chairman, president and chief executive officer of Orchid. "Orchid has expanded considerably over the last two years through both organic and acquired growth and now is an international company with four major business units based on DNA testing. This presents new opportunities for Orchid, and we believe that Andrew's appointment will strengthen our ability to successfully address our next phase of growth. We are pleased that Andrew, an individual with financial management experience in both the global pharmaceutical and innovative technology industries, is joining Orchid as CFO."

Mr. Savadelis has more than 15 years of experience in corporate finance, governance, and merger and acquisition activities for high growth and pharmaceutical companies. Most recently, he was principal of Stratus Photonics, Inc., a developer of optical signal conditioning and routing modules. From September 2000 to January 2002, Mr. Savadelis served as chief financial officer and executive vice president of finance for eMagin Corporation, an innovative imaging display technology company. Previously, for seven years he was at Anadigics, Inc., a manufacturer of radio frequency integrated circuits solutions for wireless and broadband communications markets, where he most recently served as treasurer, assistant secretary and senior director of mergers and acquisitions. Prior to joining Anadigics, he spent seven years at Bristol-Myers Squibb, where he held positions of increasing responsibility in the financial area. Mr. Savadelis has a B.S. in Biology from Albright College and an MBA from the Johnson Graduate School of Management at Cornell University.

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About Orchid BioSciences
Orchid BioSciences is the leading provider of services and products for DNA diversity testing. Orchid's four interlocking strategic business units address distinctive markets that together represent a unique balance of established, predictable growth, like identity genomics, and large upside potential, like personalized healthcare. All leverage Orchid's network of accredited genotyping laboratories, its leading technologies and its expertise in genetic diversity analysis. Orchid provides identity genomics testing for forensics and paternity through Orchid Cellmark and Orchid GeneScreen. Orchid Diagnostics markets products and services for HLA genotyping, disease susceptibility testing and immunogenetics. Orchid GeneShield is developing pharmacogenetics-based programs designed to accelerate the adoption of personalized healthcare. Orchid Life Sciences provides advanced SNP genotyping services to pharmaceutical, biotechnology, agricultural and academic customers and collaborators, and develops valuable SNP markers and assays. More information on Orchid can be found at its web site www.orchid.com.

All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Orchid's belief that Andrew Savadelis' appointment will strengthen its ability to successfully address Orchid's next phase of growth. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, uncertainties relating to technologies, product development, manufacturing, market acceptance, cost and pricing of Orchid products and services, dependence on collaborations and partners, regulatory approvals, competition, intellectual property of others, and patent protection and litigation. These risks and other additional factors affecting Orchid's business are discussed in the "Forward-Looking Statements" section of Orchid's Form 10-Q for the quarterly period ended June 30, 2002 and the "Overview" and "Risk Factors" sections of Orchid's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission. Orchid expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Orchid's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based, except as may be required by law.

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